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                                                                   Exhibit 10.34



                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "Agreement") is entered into as of September 12, 2006 (the "Effective Date"), by and between SOUTHERN RESEARCH INSTITUTE, having its principal place of business at 2000 Ninth Avenue South, Birmingham, Alabama 35255 ("SRI"), and BIOENVISION, INC., a Delaware corporation having its principal place of business at 345 Park Avenue, 41st Floor, New York, New York 10154 ("Bioenvision").

                                    RECITALS
WHEREAS, SRI has rights in patents and technical information relating to the development and uses of 2'-flouro-2-halo substituted purine nucleosides ("Clofarabine"), which has been shown to be effective in vitro and in vivo against hematologic malignancies and solid tumors, as well as potentially effective for various other therapeutic indications such as autoimmune diseases and transplantation immunity;

WHEREAS, SRI and Eurobiotech Group, Inc. (now Bioenvision through a 100% equity purchase) entered into a Co-Development Agreement, dated August 31, 1998 (as amended from time to time before and after the date hereof, the "Co-Development Agreement"), pursuant to which SRI and Bioenvision agreed to jointly develop Clofarabine and SRI granted an exclusive license to Bioenvision to practice SRI's patents and technology relating to Clofarabine to develop and commercialize products throughout the world, except in Japan, Indonesia, Malaysia, Taiwan, Hong Kong, Singapore, Vietnam, Cambodia, Thailand, Laos, Philippines, and South Korea (collectively, the "Asian Territories");

WHEREAS, SRI granted to Bioenvision an option to obtain an exclusive license to the patents and technology relating to Clofarabine to develop and commercialize products in the Asian Territories and Bioenvision has exercised this option; and

WHEREAS, SRI desires to grant to Bioenvision, and Bioenvision desires to receive from SRI, an exclusive license to the patents and technology relating to Clofarabine to develop and commercialize products in the Asian Territories, subject to the terms and conditions provided below and to the continued existence of the license granted to Bioenvision in the Co-Development Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



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                                    AGREEMENT

1.       DEFINITIONS

         1.1 "Allowable Costs" shall mean the following actual, documented costs incurred by Bioenvision that relate specifically to the sale of the Product for which Net Sales Revenue (defined below) is being calculated: (i) value added, sales, or use taxes, duties or other governmental tariffs, (ii) trade, quantity and cash discounts, credits, rebates, or allowances; (iii) Product returns and bad debts; (iv) freight, shipping, transportation, and insurance charges; (v) discounts mandated by, or granted to meet the requirements of, applicable territorial laws or regulations; and (vi) any other customary and reasonable deductions that may be made from the sales price of the Product in the Asian Territories. Allowable Costs shall not include any (i) start-up costs, (ii) research and development costs, or (iii) corporate overhead and general administrative expenses.

         1.2 "Affiliate" of a party shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with such party. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to a party, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

         1.3 "Asian Territories" shall have the meaning ascribed in the recitals.

         1.4 "Clofarabine" shall have the meaning ascribed in the recitals.

         1.5 "Co-Development Agreement" shall have the meaning ascribed in the recitals.

         1.6 "Commercially Reasonable Efforts" means, with respect to Products, the carrying out of development and commercialization activities in a sustained manner using good faith commercially reasonable and diligent efforts, using the efforts that a company within the pharmaceutical industry would reasonably devote to a product of similar market potential or profit potential resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment for such product or compound and the likely timing of the product's entry into the market, the regulatory environment and status of the product, and other relevant scientific, technical and commercial factors. Commercially Reasonable Efforts requires that Bioenvision: (i) promptly assign responsibility for such development and commercialization activities to specific employees who are held accountable for progress and monitor such progress on an on-going basis, (ii) set and consistently seek to achieve specific and meaningful objectives and timelines for carrying out such development and commercialization activities,
(iii) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives and timelines, and (iv) employ compensation systems for its employees that are no less favorable



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than the  compensation  systems  Bioenvision  applies to its other programs,  in order to reasonably incentivize such employees to achieve such objectives.

         1.7 "Confidential Information" shall mean any and all technical and non-technical information provided by one party to the other party pursuant to this Agreement, whether in oral, written, graphic or electronic form, and including, without limitation, SRI Know-How and any information regarding the status of development or Regulatory Approval, business development plan, and/or royalty reports for the Products provided by Bioenvision to SRI under this Agreement.

         1.8 "Developed IP" shall have the meaning ascribed in Section 6.2.

         1.9 "Field" shall mean all human and other animal health applications, including, without limitation, treatment, prevention, and/or diagnosis of human and other animal diseases or conditions.

         1.10  "Financial  Difficulty"  of a party shall mean the occurrence of:
(i) filing by the party in any court pursuant to any statute, a petition in bankruptcy or insolvency or for reorganization in bankruptcy or for an arrangement or for the appointment of a receiver or trustee for such party or of its assets; (ii) being served with an involuntary bankruptcy petition against it where such petition has not been dismissed within ninety (90) days after the filing thereof; or (iii) making an assignment for the benefit of creditors.

         1.11 "Indemnifying Party" shall have the meaning ascribed in Section 11.2.

         1.12 "Information" shall mean unencumbered published or unpublished confidential and proprietary information in the nature of research and development information, knowledge and technical data, together with trade secrets relating to Clofarabine or the SRI Licensed IP, including any inventions in the possession of and belonging solely to SRI on or prior to the Effective Date of this Agreement and which SRI has the obligation to include in this Agreement, or which comes into the possession of Bioenvision during the term of this Agreement and which is generated as a consequence of access to technical information provided by SRI. SRI shall include herein only that Information which is reasonably necessary for Bioenvision's practice of the SRI Licensed IP or without which such practice would constitute an infringement of SRI's rights. Information includes only the above information which is developed by or on behalf of SRI, or is generated pursuant to research funded, in whole or in part, by Bioenvision.

         1.13 "Improvement" shall mean those unencumbered technology advances in the SRI License IP made by or on behalf of SRI during the term of this Agreement that are either within the scope of and would constitute an infringement of the Patent claims or use Information and are within the Field.

         1.14 "Intellectual Property" shall mean all inventions, discoveries, know-how, methods, processes, data, information, technology, research tools, compositions, tangible materials and formulas that are invented, discovered, developed or otherwise generated by or for



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either party or their respective  Affiliates prior to or during the term of this
Agreement, and all Intellectual Property Rights therein and thereto anywhere in the world.

         1.15 "Intellectual Property Rights" shall mean any and all now known or hereafter existing: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, and moral rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patents and industrial property rights; (v) other proprietary rights in Intellectual Property of every kind and nature, whether arising by operation of law, by contract or license, or otherwise; and (vi) all registrations, applications, renewals, extensions, combinations, divisions, or reissues of the foregoing, in each case in any jurisdiction throughout the Asian Territories.

         1.16 "Losses" shall have the meaning given in Section 11.1(a).

         1.17 "Maintenance Fee" shall have the meaning given in Section 4.5.

         1.18 "Net Sales Revenue" shall mean the gross revenue recognized by Bioenvision or its Affiliates from the direct sale of a Product through normal distribution channels to a Third Party, which is not a Sublicensee (as determined by generally accepted accounting principles and industry practices) less Allowable Costs.

         1.19 "Patent" shall mean (i) patent applications filed in any country within the Asian Territories; (ii) all divisional, continuation (in whole or in part), reissues, substitute applications and extensions with respect to any of the applications described in (i); (iii) all issued or granted patents resulting from any of the applications described above; and (iv) all issued or granted reissue, re-examination, renewal or extension patents, supplementary protection certificates, and confirmation or registration patents based on any of the patents described in (iii).

         1.20 "Product" shall mean any product, service, test, or information, including Clofarabine, which, but for the license granted herein, would infringe one or more claims of a SRI Patent or is discovered, developed, manufactured, approved, marketed or sold using SRI Know-How or used with SRI Know-How.

         1.21 "Regulatory Approval" shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of any country, federal, state, or local regulatory agency, department, bureau, or other governmental entity located within the Asian Territories that is necessary for the manufacture, use, storage, import, transport, and/or sale of a Product in such jurisdiction.

         1.22 "Royalty Term" shall mean in any country on a product-by-product basis, the period of time commencing on the first sale of the applicable Product and ending upon the later to occur of (i) the expiration, revocation, abandonment or final determination of invalidity of all Patents for such Product (if any), or abandonment of the last pending application included in the SRI Patents which covers the applicable Product in such country (if any), as applicable, and (ii) the tenth anniversary of the first commercial sale of the applicable Product following Regulatory Approval in such country.



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         1.23 "SRI Know-How" shall mean all  Information  owned or controlled by
SRI prior to or during the term of this Agreement, which relates to the development, manufacture, use, sale, or approval of Clofarabine.

         1.24 "SRI Licensed IP" shall mean SRI Know-How, SRI Patents and Improvements.

         1.25 "SRI Patents" shall mean all Patents owned or controlled by SRI prior to or during the term of this Agreement, which relate to the development, use, manufacture, sale or approval of Clofarabine or related Products or which covers SRI Know-How, including, without limitation, those listed in Exhibit A.

         1.26 "Sublicense" shall mean an agreement pursuant to which Bioenvision grants a sublicense of some or all of the rights licensed to Bioenvision by SRI under Section 2.1 hereof. If Bioenvision enters into an agreement with a Third Party pursuant to which such Third Party shall have the right to control the marketing and sale of a Product within a defined territory (for example, a marketing and/or distribution arrangement under which a Third Party will have the right to market, sell and/or resell the Product), then such an agreement shall be deemed to be a "Sublicense." For avoidance of doubt, if Bioenvision enters into an agreement with a Third Party under which such Third Party will exercise certain of the rights licensed to Bioenvision under Section 2.1 hereof (other than the marketing or sale of the Product) for the benefit of Bioenvision (for example, if Bioenvision enters into a contract with a contract research organization or a contract sales organization, and Bioenvision retains the right to oversee and control such Third Party's performance), then such arrangements shall not be "Sublicenses" and such Third Parties shall not be "Sublicensees."

         1.27 "Sublicense Revenue" means all consideration received by Bioenvision from a Third Party for the grant, or in connection with the exercise of rights under, a Sublicense. Sublicense Revenue shall include all upfront license fees, milestone payments, royalties and the fair market value of any rights granted to Bioenvision to use, market, sell, develop, import or export products or technologies of a Third Party, in either case, received by Bioenvision from any Sublicensee pursuant to a Sublicense. Bioenvision shall not be entitled to deduct from Sublicense Revenues any start-up costs, research and development costs, general administrative expenses or other costs. For clarity,
(i) revenues derived from sales of the Product by any Third Party shall be deemed to be Sublicense Revenue, and (ii) Bioenvision shall not be obligated to pay SRI with respect to any such monies paid to Bioenvision by a Sublicensee:
(A) in exchange for shares of Bioenvision stock or other equity securities, up to the fair market value thereof; (B) to fund salaries, materials and related capital in support of specific research activities pursuant to the applicable Sublicense; or (C) for Product or other property or assets up to an amount equal to the lesser of the fair market value of such Product (meaning, the amount Bioenvision charges to Third Parties for similar quantities of Product sold on similar delivery, payment and other terms), property or assets, or Bioenvision's actual cost to acquire or manufacture such Product, property or assets.

         1.28 "Sublicensee" means a Third Party with whom Bioenvision enters into a Sublicense.



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         1.29 "Third Party" shall mean any entity other than  Bioenvision or SRI or an Affiliate of Bioenvision or SRI.

         1.30 "Third Party IP" shall have the meaning given in Section 7.4.

2.       LICENSE

         2.1 License Grant.

             (a) SRI hereby grants to Bioenvision and its Affiliates a license under the SRI Licensed IP to research, develop, make, have made, use, sell, offer for sale, import, and export the Products within the Asian Territories, within the Field. The license granted herein is exclusive within the Asian Territories without any reservation of rights by SRI, and will remain in effect until this Agreement is terminated in accordance with Section 10 below. For avoidance of doubt, the foregoing license shall also include the right to practice the SRI Licensed IP to manufacture Products anywhere in the world.

             (b) Neither party grants to the other party any rights or licenses not expressly granted under this Agreement, whether by implication, estoppel, or otherwise.

         2.2 Sublicense Rights.

             (a) Bioenvision shall have the right to grant Sublicenses to any Third Party, provided that: (i) Bioenvision must disclose to SRI the identity of all proposed Sublicensees and provide SRI with copies of any proposed Sublicense or similar agreement not less than thirty (30) days prior to the proposed execution of a Sublicense or similar agreement; (ii) SRI shall have the right to approve or reject any Sublicense (including the Sublicensee and the terms of the Sublicense in advance), which approval will not be unreasonably withheld (it being understood that SRI will have the right to reject any proposed Sublicense if, in SRI's reasonable judgment, the terms of such Sublicense are likely to deprive SRI of the economic benefits provided by this Agreement), (iii) all Sublicenses entered into by Bioenvision will conform in all material respects to the applicable terms and conditions of this Agreement, including, if applicable, the written agreement of Sublicensee to assume all due diligence and applicable financial obligations of Bioenvision hereunder (provided that, notwithstanding the agreement of a Sublicensee to assume any obligations of Bioenvision, Bioenvision will remain obligated with respect to any and all such obligations); and (iv) Bioenvision will notify SRI of any material breach of a Sublicense by a Sublicensee and to the extent the material breach is not cured within sixty (60) days after notice thereof by Bioenvision, Bioenvision will terminate the Sublicense granted to such Sublicensee.

             (b) If this Agreement is terminated for any reason, other than by Bioenvision as a result of a breach by SRI, SRI will have the right to assume any Sublicense so long as it is capable of fulfilling Bioenvision's obligations under such Sublicense. In the event that SRI elects to assume the Sublicense, such Sublicense will remain in full force and effect as long as the Sublicensee performs the obligations of the Sublicense, and Bioenvision will execute an



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assignment  of the Agreement to such  Sublicensee.  In the event that SRI is not capable of fulfilling Bioenvision's obligations under the Sublicense or in the event that the Sublicensee is in breach or default of the Sublicense, SRI shall be entitled to terminate the Sublicense.

3. DEVELOPMENT, REGULATORY APPROVAL, AND COMMERCIALIZATION

         3.1 Development. Bioenvision will be responsible for the development of the Products in the Asian Territories, including all expenses associated with Bioenvision's development activities. Bioenvision may perform its development activities through one or more subcontractors or Sublicensees. Bioenvision will keep SRI informed as to the status of the development efforts. SRI will disclose to Bioenvision all SRI Licensed IP relevant to the development of the Products which Bioenvision is not already aware of and otherwise provide Bioenvision with any reasonable technical assistance related to the use of the SRI Licensed IP requested by Bioenvision. Bioenvision will conduct its development activities in compliance with the requirements of applicable laws and regulations in all material respects.

         3.2 Regulatory Approvals. Bioenvision will be responsible for obtaining Regulatory Approvals of the Products in the Asian Territories, including all expenses associated with Bioenvision's efforts to obtain such Regulatory Approvals. Bioenvision may obtain Regulatory Approvals for the Products through one or more subcontractors. Bioenvision will keep SRI informed as to the status of Regulatory Approvals for the Products. SRI will provide Bioenvision, at Bioenvision's expense, with any assistance reasonably requested by Bioenvision in connection with Bioenvision's efforts to obtain such Regulatory Approvals. SRI shall not take any action that will or could reasonably be expected to impair Bioenvision's efforts to obtain Regulatory Approvals for the Products.

         3.3 Commercialization. Bioenvision will prepare a business development plan at least annually outlining its strategy for commercializing the Products within the Asian Territories and share this plan with and provide a copy of the plan (together with all amendments and updates) to SRI. Bioenvision will use Commercially Reasonable Efforts to implement and execute upon such business plan. From time to time during the term of this Agreement, Bioenvision will provide SRI updates to this plan and its commercialization efforts thereunder.

         3.4 Quarterly Updates. Until such time as Bioenvision has obtained Regulatory Approval and achieved commercial sales of the Product in Japan, Bioenvision will initiate and conduct regular quarterly meetings to update SRI on its efforts and progress for obtaining such approval and for achieving commercial sales of the Product in Japan. Such meetings may be held either in person or by teleconference and must be held during each calendar quarter, unless SRI waives the requirements for such meeting for a particular quarter. Bioenvision agrees to provide to SRI, not less than ten (10) days prior to the date of each quarterly meeting, written notice of the time and location (if applicable) of the meeting and a written report containing, among other things, a summary of the status of the regulatory process and requirements, a summary of any collaboration with Third Parties regarding Regulatory Approvals, sublicensing



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activities, distribution of the Product, and any other factors that are material to Bioenvision's development efforts and Regulatory Approval efforts.



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4.       FEES AND PAYMENTS.

         4.1 Upfront License Fee. In consideration of the license granted herein, Bioenvision will pay to SRI an upfront license fee in the amount of four million dollars ($4,000,000) payable in three (3) installments as follows: (i) two million five hundred thousand dollars ($2,500,000) will be payable within two (2) business days after the Effective Date; (ii) [****]dollars ($[****]) will be payable on or before December 31, 2006; and (iii) the remaining [****]dollars ($[****]) will be payable on or before December 31, 2007. For purposes of calculating amounts due to SRI under Section 4.4 below, the initial installment payment of two million five hundred thousand dollars ($2,500,000) paid under this Section 4.1 will be deducted from Sublicense Revenues.

         4.2 Milestone Payment. Within five (5) business days after Bioenvision or its Sublicensee obtains Regulatory Approval for Clofarabine in any country within the Asian Territories, Bioenvision will pay to SRI one million dollars ($1,000,000). This is a one time payment for the first Regulatory Approval of Clofarabine within the Asian Territories and will not be a recurring payment for each additional Regulatory Approval for Clofarabine in any other country within the Asian Territories or for Regulatory Approval of any other Product within the Asian Territories.

         4.3 Royalties.

             (a) Bioenvision will pay to SRI a royalty in the amount of [****]% of Net Sales Revenue for all Products sold by Bioenvision and its Affiliates to Third Parties within any country in the Asian Territories in which SRI has one or more Patents claiming the manufacture, use, sale or importation of the applicable Product at the time of sale.

             (b) Bioenvision will pay to SRI a royalty in the amount of [****]% of Net Sales Revenue for all Products sold by Bioenvision and its Affiliates to Third Parties within any country in the Asian Territories in which SRI has no Patent claiming the manufacture, use, sale or importation of the applicable Product at the time of sale (including countries in which SRI's patent rights have expired), during the ten year period following the first commercial sale of the applicable Product following Regulatory Approval in the applicable country.

             (c) Bioenvision shall provide SRI with written notice in the event that, at any time after the Effective Date, Bioenvision or its Sublicensee becomes legally required to obtain a license from any Third Party under any patent covering the applicable Product as a composition of matter or method of use (i.e., this reduction shall not apply, for example, with respect to Third Party patents covering a formulation, manufacturing process or drug delivery technology) in order to import, manufacture, use or sell a Product in the Asian Territories, and if Bioenvision (or its Sublicensee) is required to pay to such Third Party under such license a one-time license fee, milestone payments, or a royalty calculated on sales of a Product, and the infringement of such patent cannot reasonably be avoided by Bioenvision (or its Sublicensee), or if Bioenvision (or its Sublicensee) is required by a court of competent jurisdiction to pay such a license fee, milestone payments or royalty to such a Third Party (and the infringement of such patent cannot



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reasonably be avoided).  Such notice will describe the nature of the Third Party patents, the nature and background of the claim and legal requirements and the amount(s) required to be paid. SRI will have the right, exercisable within forty-five (45) days of the date it receives such written notice, to pay the required amounts and/or obtain the related license(s) or other rights to such Third Party patent. In the event that SRI does not exercise such rights, then the amount of Bioenvision's royalty obligations under this Section 4.3 may be reduced by the aggregate amount of such payments to such Third Party, not to exceed fifty percent (50%) of the amount of such license fees, milestone payments or royalties paid to such Third Party; provided however, that the royalties payable under this Section shall not be reduced in any such event below fifty percent (50%) of the amounts set forth herein; and provided further, that if any of such amount cannot be used as a reduction in a given royalty period due to the preceding proviso, such unused amount may be carried forward for use in a future royalty period. Bioenvision (or its Sublicensee) shall use its commercially reasonable efforts to minimize the amount of any of the foregoing payments owed to Third Parties. Notwithstanding the foregoing, the Parties agree to work together to attempt to avoid and/or resolve such potential license requirement(s) prior to the time that payments relating thereto may be required.

         4.4  Sublicense   Revenue.   Bioenvision  will  pay  SRI  [****]percent
([****]%) of all Sublicense Revenue received by Bioenvision (subject to the reduction provided for in Section 4.1 above).

         4.5 Maintenance Fees. In order to maintain the exclusive license granted under Section 2.1, on February 15 of each calendar year following the calendar year in question, Bioenvision will pay SRI the maintenance fees provided below (the "Maintenance Fees"); provided, however, that any and all royalties paid to SRI under Section 4.3 and Sublicense payments paid to SRI under Section 4.4 during such prior calendar year shall be credited against each such Maintenance Fee for such calendar year

             (a) The following Maintenance Fees will apply in calendar years within which (i) there are no Regulatory Approvals for the Product in any country within the Asian Territories, (ii) any and all Regulatory Approvals for the Product within Asian Territories are pending or (iii) only a Regulatory Approval for a pediatric oncology indication has been obtained in any country within the Asian Territories:

             ------------------------------------------------------------
             Calendar Year                Maintenance Fee

             ------------------------------------------------------------
             Year 1                       [****]

             ------------------------------------------------------------
             Year 2                       [****]

             ------------------------------------------------------------
             Year 3                       [****]

             ------------------------------------------------------------
             Year 4                       [****]

             ------------------------------------------------------------

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



             ------------------------------------------------------------
             Year 5 and thereafter        [****]

             ------------------------------------------------------------

             (b) Beginning on the earlier of (i) the date on which the Product has obtained Regulatory Approval for one or more adult disease indications in any country within the Asian Territories, or (ii) the Sublicense or sale of Bioenvision's rights to the Product under this Agreement, the following Maintenance Fees will apply:


             -----------------------------------------------------------
             alendar Year                Maintenance Fee

             -----------------------------------------------------------
             ear 1                       [****]

             -----------------------------------------------------------
             ear 2                       [****]

             -----------------------------------------------------------
             ear 3                       [****]

             -----------------------------------------------------------
             ear 4                       [****]

             -----------------------------------------------------------
             ear 5 and thereafter        [****]

             -----------------------------------------------------------

             (c) For the avoidance of doubt:

                 (i)  For any  Maintenance  Fee  payable  by  Bioenvision  under
             Section 4.5(a) or Section 4.5(b) for a calendar year, Bioenvision may deduct all royalties paid to SRI under Section 4.3 and any Sublicense revenue paid to SRI under Section 4.4 during that calendar year, and pay the remaining balance of the Maintenance Fee;

                 (ii) Nothing herein shall be construed as a cap or limit on the amount of royalties payable to SRI under Section 4.3 or Sublicense revenues payable to SRI under Section 4.4;

                 (iii) The payment  obligations  of  Bioenvision  under  Section
             4.5(a) and Section 4.5(b) are mutually exclusive, and the payments required under Section 4.5(b) are not additive with the payment obligations set forth in Section 4.5(a). Thus, if during any calendar year Bioenvision is required to make the payments set forth in Section 4.5(b), Bioenvision has no further payment obligations under Section 4.5(a); and

                 (iv) All amounts  payable by  Bioenvision  under this Agreement are separate from and expressly in addition to any sums due and owing and arising out of other agreements, including, but not limited to, the Co-Development Agreement.

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Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.

5. PAYMENT; RECORDS; AUDITS

         5.1 Payment; Reports. Royalty payments and reports for the sale of the Products shall be calculated, documented and reported for each calendar quarter. All royalty payments due to SRI shall be paid within thirty (30) days after the end of each calendar quarter. Each payment of royalties shall be accompanied by a report, in substantially the form attached hereto as Exhibit A, stating the quantity of Product sold by Bioenvision and its Affiliates, gross sales revenue and Net Sales Revenue of the Products, Allowable Costs by amount and the royalties payable, on a country-by-country basis. Sublicense revenues payable to SRI under Section 4.4 shall be paid within five (5) business days after Bioenvision has received the Sublicense revenue from the Sublicense or similar arrangement, accompanied by a report, in substantially the form attached hereto as Exhibit B, reflecting total Sublicense revenue, source of revenue, and the actual, documented cost of manufacturing and/or supplying the Product that is deducted from the gross revenue received by Bioenvision.

         5.2 Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars in cash and shall be made by wire transfer to:

                  AmSouth Bank
                  Account No. [****]
                  Routing No. [****]
                  For Intellectual Property

         5.3 Exchange Rate. With respect to each quarter, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal, eastern edition, during the last business day of the applicable quarter for which such rate is reported.

         5.4 Late Payments; Costs of Collection.

             (a) Any part of a payment which is not paid on or before the date when due for any reason whatsoever shall automatically accrue interest thereon from such date until the date of its payment in full at five (5) percentage points over the per annum interest rate published as the "Prime Rate" in the Wall Street Journal (eastern edition), but in no event shall such rate exceed the maximum rate permitted by applicable law.

             (b) Bioenvision shall pay to SRI on demand any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by SRI in collecting amounts owned hereunder.

         5.5 Taxes. SRI will pay any and all taxes levied on account of payments made by Bioenvision to SRI under this Agreement. If any taxes are required to be withheld by Bioenvision, Bioenvision will: (i) deduct such taxes from the remitting payment; (ii) timely pay the taxes to the proper taxing authority; and
(iii) send proof of payment to SRI and certify its receipt by the taxing authority within sixty (60) days following such payment.

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Securities and Exchange Commission.

         5.6 Records and Audits. During the term of this Agreement and for a period of five (5) years thereafter, Bioenvision shall keep complete and accurate records pertaining to the sale of the Products by Bioenvision and its Affiliates in sufficient detail to permit SRI to confirm the accuracy of the royalties paid hereunder. SRI shall have the right to cause an independent, certified public accountant reasonably acceptable to Bioenvision to audit such records to confirm the accuracy of the royalties payable for a period covering not more than the preceding three (3) years. Such audits may be exercised during normal business hours upon reasonable prior written notice to Bioenvision, but not more than once per calendar year. SRI shall bear the full cost of such audit unless such audit discloses an underpayment of more than ten percent (10%) from the amount of the royalties or other amounts due under this Agreement for the audited period. In that case, Bioenvision shall bear the full cost of such audit. In addition, Bioenvision shall promptly remit to SRI the amount of any underpayment of royalties, and SRI will promptly remit to Bioenvision the amount of any overpayment of royalties.

6.       INTELLECTUAL PROPERTY

         6.1   Background   IP.  Each  Party  shall  retain   ownership  of  all
Intellectual Property conceived, made, reduced to practice, or developed by or for it prior to the Effective Date.

         6.2 Developed IP. Each Party shall own all right, title and interest in and to any and all Intellectual Property conceived, made, reduced to practice, or developed by or for it during the term ("Developed IP"). If Bioenvision and SRI jointly conceive of or reduce to practice any new Intellectual Property during the term, the Parties shall jointly own such Intellectual Property and shall have the rights of joint owners as provided for under US law ("Joint Developed IP"). All of SRI's rights in Developed IP and Joint Developed IP shall automatically be deemed to be included in the Intellectual Property that is licensed hereunder solely as and to the extent such Developed IP and Joint IP are necessary or useful in developing or commercializing Clofarabine.

7.       PROSECUTION AND ENFORCEMENT

         7.1 Prosecution.

             (a) SRI will be responsible for filing, prosecuting, and maintaining all SRI Patents. Bioenvision shall bear all maintenance fees and costs and all reasonable, preapproved expenses related to such filing, and prosecution of the SRI Patents for as long as the license to the SRI Patents granted to Bioenvision remains exclusive. SRI shall consult with Bioenvision on an as-needed basis and make reasonable efforts to adopt Bioenvision's suggestions regarding prosecution tactics and strategy. SRI will instruct its patent counsel to keep Bioenvision advised of the status of the SRI Patents and to provide to Bioenvision with copies of all material correspondence and filings to and from the patent offices examining such SRI Patents, including all office actions, responses and amendments, and notices of allowance, with a reasonable amount of time to review, comment and consult on all such correspondenc and filings. Bioenvision will have the right to inspect the records kept by SRI or its patent counsel pertaining to the SRI Patents.

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Securities and Exchange Commission.

             (b) SRI will promptly notify Bioenvision in writing if SRI decides not to continue the prosecution of any pending case or not to maintain any issued patent included in the SRI Patent at least sixty (60) days before the pending case is abandoned or the patent is lapsed, such that Bioenvision may take over the prosecution of the pending case or maintain the issued patent. SRI will designate and appoint Bioenvision and its duly authorized employees and agents as SRI's agent and attorney-in-fact (which appointment SRI acknowledges is coupled with an interest) to prosecute any such pending case or to maintain any such patent in Bioenvision's sole discretion under the name of SRI and in connection therewith to execute, file, and deliver documents in the name of and on behalf of SRI. SRI will assist and fully cooperate with Bioenvision, at Bioenvision's request and expense, in prosecuting any such pending case which SRI has decided not to continue prosecuting or in maintaining any such patent which SRI has decided not to continue maintaining.

             (c) If Bioenvision elects not to pay the prosecution or maintenance expenses for any SRI Patent in a country within the Asian Territories as required by Section 7.1(a), SRI may elect to prosecute and maintain such SRI
Patent at its own expense and convert the exclusive license granted to Bioenvision in such country to a nonexclusive license, in which case, the exclusive license granted to Bioenvision in such country will become nonexclusive but the exclusive license granted to Bioenvision in all other countries within the Asian Territories will remain exclusive.

         7.2 Infringement by Third Parties.

             (a) SRI and Bioenvision shall promptly notify each other in writing of any alleged or threatened infringement of any patent included in the SRI Patents within the Field which they become aware of.

             (b) As long as Bioenvision has an exclusive license to the SRI Patents pursuant to Section 2.1, Bioenvision will have the right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any patent included in the SRI Patents within the Field by counsel of its own choice. Bioenvision will pay one hundred percent (100%) of the costs incurred by Bioenvision in connection with any such action or proceeding and, if Bioenvision requests SRI's assistance in connection therewith, one hundred percent (100%) of the costs incurred by SRI in rendering such assistance.

             (c) If Bioenvision fails to assert a claim within ninety (90) days following the notice of alleged infringement, SRI shall have the right to bring and control any such action or proceeding by counsel of its own choice, and SRI will pay one hundred percent (100%) of the costs incurred by SRI in connection with any such action or proceeding and, if SRI requests Bioenvision's assistance in connection therewith, one hundred percent (100%) of the costs incurred by Bioenvision in rendering such assistance.

             (d) In the event that either party brings an infringement action pursuant to this Section 7.2, the other party shall cooperate fully, including if required to bring such action, joining such action as a named party and the furnishing of a power of attorney. Neither party

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Securities and Exchange Commission.

shall  have the right to settle any patent  infringement  litigation  under this
Section 7.2 in a manner that diminishes the rights or interests of or imposes obligations on the other party without the prior written consent of such other party. Except as otherwise agreed to by the parties, any recovery realized as a result of such litigation, after the reimbursement or deduction in full of all expenses incurred by both parties in connection with such litigation, shall be shared fifty percent (50%) by the party bringing such litigation and fifty percent (50%) by the other party.

         7.3 Revocation Proceedings. If either party becomes aware of the institution by a Third Party of any proceeding for the revocation of any SRI Patent in any country in the Asian Territories, such party will promptly notify the other party. Bioenvision shall have the right to defend any such proceeding at its own expense and in its own name, provided that SRI will fully cooperate with Bioenvision in such proceeding, including lending its name to such proceeding if requested by Bioenvision or required by law. SRI will have the right to participate in such proceeding at its own expense. Any settlement affecting SRI's rights in such SRI Patent must be with SRI's prior approval, which approval shall not be unreasonably withheld.

         7.4 License to Third Party IP. If SRI obtains a license to any Intellectual Property Rights of a Third Party that are necessary or reasonably required to enable the development or commercialization of a Product, including any Intellectual Property Rights of a Third Party that are infringed by any activity of Bioenvision pursuant to this Agreement (the "Third Party IP"), such license must include the right to sublicense the licensed rights to Bioenvision and its Affiliates and Sublicensees and the terms and conditions of the license agreement must be approved in writing by Bioenvision, such approval not to be unreasonably withheld or delayed. In addition, the Third Party IP will automatically be licensed to Bioenvision under Section 2.1.

         Bioenvision will place in a conspicuous location on any Product or packaging which is made or sold by Bioenvision or its Affiliates and which is covered by any SRI Patent with a patent notice in accordance with the laws of the applicable country within the Asian Territories.

8.       REPRESENTATIONS AND WARRANTIES

         8.1 Mutual Representations and Warranties. Each party represents and warrants to the other that:

             (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

             (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; and

             (c) the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or

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Securities and Exchange Commission.

by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         8.2 Representations and Warranties by SRI. SRI represents and warrants that:

             (a) it has not, and will not during the term of this Agreement, grant any security interest, option, lien, license, encumbrance, or right of any nature with respect to the SRI Licensed IP to any Third Party which would conflict with the license granted to Bioenvision hereunder;

             (b) to its knowledge, the development, use, manufacture, and/or sale of a Product by Bioenvision, its Affiliates, and Sublicensees within the Asian Territories will not infringe or violate, or constitute a misappropriation of, any Intellectual Property Rights of any Third Party;

             (c) all maintenance and annuity payments and similar payments relating to the SRI Patents have been made and will be made in a timely manner during the term of this Agreement except as provided in Section 7.1(b);

             (d) it has diligently prosecuted and will diligently prosecute all SRI Patents during the term of this Agreement;

             (e) no proceeding is pending, or to its knowledge threatened, nor has any claim been made, which challenges or challenged the legality, validity, or enforceability of any SRI Patents; and

             (f) Exhibit C includes all pending patent applications filed and issued patents granted in the Asian Territories that are owned or controlled by SRI that claim or relate to the development, use, manufacture, sale, or approval of Clofarabine.

         8.3 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         8.4 Limitation of Liability. EXCEPT FOR BREACH OF SECTION 8.1, 8.2, OR 9, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, MULTIPLE OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, IN CONNECTION WITH THIS AGREEMENT, ANY LICENSE GRANTED HEREUNDER, OR DEVELOPMENT OR COMMERCIALIZATION OF THE PRODUCTS. BIOENVISION'S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT OR DEVELOPMENT OR COMMERCIALIZATION OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT OF FEES PAYABLE TO SRI UNDER THIS AGREEMENT PLUS ALL

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Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.

EXPENSES, INCLUDING ATTORNEY FEES, INCURRED BY SRI IN COLLECTING AMOUNTS OWED HEREUNDER OR ENFORCING ITS RIGHTS HEREUNDER.

9.       CONFIDENTIALITY; PUBLICATION

         9.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the term of this Agreement and for five (5) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement and to exercise such party's rights under this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

         9.2  Exceptions.   Confidential   Information  shall  not  include  any
information which the receiving party can prove by competent written evidence:

             (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available in the public domain;

             (b) is known by the receiving party from a source other than the disclosing party at the time of receiving such information, as evidenced by its records;

             (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

             (d) is independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party as evidenced by its records; or

             (e) is the subject of a written permission to disclose provided by the disclosing party.

         9.3  Authorized  Disclosure.   Each  party  may  disclose  Confidential
Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

             (a) filing or prosecuting patents relating to any Intellectual Property developed under this Agreement;

             (b) regulatory filings;

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Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.

             (c) prosecuting or defending litigation;

             (d)  complying  with   applicable   court  orders  or  governmental
regulations;

             (e)  conducting  development,   manufacture,  or  commercialization
activities of the Products in accordance with this Agreement; and

             (f) disclosure to Affiliates, Sublicensees, employees, consultants, agents or other Third Parties (including, in the case of SRI, Sloan-Kettering Institute for Cancer Research) on a need-to-know basis, provided that, in each case, such persons or entities agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 9.

         Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 9.3, it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable actions to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

         9.4 Confidentiality of the Agreement. Neither party will disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other party, except: (i) to its Affiliates and Sublicensees; (ii) to attorneys, accountants and other professional advisors under a duty of confidentiality; (iii) to a Third Party under a duty of confidentiality in connection with the proposed merger or sale of its business which relates to this Agreement; or (iv) as required by applicable laws and regulations.

10.      TERM AND TERMINATION

         10.1 Term. The term of this Agreement shall commence on the Effective Date and continue on a country-by-country basis, unless earlier terminated pursuant to Section 10.2, 10.3 or 10.4.

         10.2 Termination for Convenience. Bioenvision shall have the right to terminate this entire Agreement or any license granted in a country within the Asian Territories, on a country-by-country basis, at any time upon ninety (90) days prior written notice to SRI and upon payment of all amounts due to SRI through the effective date of the termination.

         10.3 Termination for Cause by Either Party. Each party shall have the right to terminate this Agreement in the event that (i) the other party fails to make a required payment due hereunder within ten (10) business days of the receipt of written notice from the non-breaching party of the failure of such other party to make such required payment, or (ii) any

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



material term or condition of this Agreement is breached by the other party, and such breach is not remedied within a period of sixty (60) days after the non-breaching party transmits written notice of such breach. If such material breach (other than a payment default) is corrected within the applicable sixty
(60) day period, this Agreement and the rights granted hereunder shall continue in full force and effect. If such material breach (other than those that give rise to a termination right under Section 10.5) is curable but not within such sixty (60) day period, the non-breaching party may not terminate this Agreement for so long as the breaching party has commenced and is using its reasonable best efforts to complete the curing of such breach and is compensating the other party for any direct monetary damages caused by such breach; provided, however, that if such breach is not cured or curable within a 270 day period from the date on which the breaching party receives notice of the breach, the non-breaching party may terminate this Agreement, notwithstanding the efforts of the breaching party to cure the breach.

         10.4 Additional Termination Rights of SRI.

             (a) SRI will have the right to terminate this Agreement in its entirety in the event of the termination of the Co-Development Agreement, provided that SRI shall not have the right to terminate this Agreement under this Section 10.4(a) in the event that the sole reason for the termination of the Co-Development Agreement is a breach by SRI.

             (b) SRI will have the right to terminate this Agreement with respect to the use of the Product for the treatment of cancer in the event of
(i) the failure of Bioenvision to (A) commence the appropriate [****] following the effective date of this Agreement (provided that [****], and (B) translate and re-format the drug approval dossier used to obtain Regulatory Approval in the EU so that it is in an acceptable form for submission to the regulatory authorities in Japan, and submit such dossier, together with the results of the [****] described in the foregoing clause, as part of an application for Regulatory Approval of the Product in Japan within [****] following the effective date of this Agreement; (ii) the failure of Bioenvision to obtain Regulatory Approval for a Product in at least one of the countries in the Asian Territories within [****] of the effective date of this Agreement (i.e., if Bioenvision obtains Regulatory Approval for a Product in any one of the countries in the Territory within such period, then SRI shall not have the right under this Section 10.4(b)(ii) to terminate the Agreement); and (iii) the failure of Bioenvision to achieve commercial sales of the Product in the Asian Territories within [****] of the effective date of this Agreement. SRI may, in its reasonable judgment, extend the deadline for meeting the above-referenced requirements if the failure of Bioenvision to meet one of the foregoing requirements is due to an unanticipated regulatory decision or another unanticipated event that is beyond Bioenvision's reasonable control and despite Bioenvision's diligent and reasonable efforts to meet such requirement.

             (c) SRI will also have the right to terminate this Agreement with respect to the use of the Product for non-cancer applications in the event of Bioenvision's failure to use Commercially Reasonable Efforts to (i) make the filings required for obtaining Regulatory Approval of the Product for at least one such use, (ii) obtain Regulatory Approval for at least one such use, and
(iii) achieve commercial sales of the Product for at least one such use within the

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

five (5) years following the effective date of this Agreement, provided that SRI will consider the request of Bioenvision to extend such time period for up to one (1) additional year (which request shall be in writing and delivered to SRI at least six (6) months in advance of the expiration of such time period and shall state in reasonable detail Bioenvision's efforts to comply and its plan for meeting these requirement within such one (1) year period).

             (d) SRI will have the right to terminate this Agreement by providing written notice of termination, effective immediately, to Bioenvision if (i) Bioenvision ceases to carry out its business or (ii) suffers Financial Difficulty.

         10.5 Effect of Termination.

             (a) Upon termination or expiration of this Agreement (in whole or in part) for any reason: (i) neither party shall be released from any obligation that matured prior to the effective date of termination or expiration; (ii) all Sublicenses granted under this Agreement shall survive such termination or expiration so long as the Sublicensees are in compliance with the terms and conditions of their Sublicense agreements (subject to SRI's right to terminate this Agreement pursuant to Section 2.2(b) hereof); and (iii) Bioenvision and its Affiliates may continue to manufacture and sell the Products for a period of up to six (6) months to fulfill all purchase orders accepted by Bioenvision or its Affiliates prior to the effective date of termination or expiration and to sell the Products in inventory or in work-in-process prior to the effective date of termination or expiration, provided that Bioenvision continues to pay the royalties payable under Section 4.3(a).

             (b) Upon the termination of this Agreement (in whole or in part) by SRI pursuant to its termination rights under Section 10.3 or Section 10.4(a) hereof, subject to Bioenvision's exercise of its rights under Section 10.5(a)(iii) above and to the limitations set forth in the last sentence of this
Section 10.5(b), if there is a Sublicense in effect as of the effective date of such termination of this Agreement, then Bioenvision shall (i) grant to SRI an exclusive, perpetual, royalty-free license to all of Bioenvision's rights in the Developed IP and all Joint Developed IP and all other Intellectual Property of Bioenvision that is required or useful in connection with the manufacture, use, sale or distribution of the Product in the Asian Territories (or, if the termination is as to certain countries only as provided in Section 10.2, then such rights shall extend only to such countries), (ii) promptly provide SRI with access to, and the opportunity upon reasonable request to receive copies of, all regulatory, chemical, manufacture and control, preclinical and clinical documentation and product data related to the Product in its possession by either: (A) providing copies of same to SRI, or (B) providing a right of reference to regulatory filings of Bioenvision outside of the Territory, and
(iii) assist Bioenvision in obtaining access to a source of supply of the Product by: (A) if the Product is manufactured for Bioenvision by a Third Party, if permitted under the relevant supply contract, or if consented to by the other party to the agreement (which consent Bioenvision will promptly seek), by assigning some or all of Bioenvision's rights and obligations under such an agreement to SRI, or, (B) if Bioenvision manufactures the Product, by supplying SRI with Product at Bioenvision's cost to manufacture and supply the Product plus ten percent (10%) until such time as

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Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.

Bioenvision or SRI are able to identify an alternative long-term supplier for SRI, at which time Bioenvision will transfer to such Third Party all technology relating to the manufacture of the Product that is owned by Bioenvision to such Third Party, as and to the extent required to assist SRI in its exercise of the rights set forth in the preceding clause (i). The rights granted to SRI by Bioenvision pursuant to this Section 10.5(b) shall be used by SRI solely and exclusively in connection with the maintenance of any and all Sublicenses granted under this Agreement as of the date of termination and such rights shall be freely transferable or assignable to the Sublicensees under such Sublicenses.

         10.6 Survival. Upon termination or expiration of this Agreement, Sections 1, 6, 8, 9, 10.4, 10.5, 11, 12, and 13, and all outstanding payment obligations under this Agreement shall survive such termination or expiration of this Agreement.

11.      INDEMNIFICATION AND INSURANCE

         11.1 Indemnification.

             (a) Bioenvision hereby agrees to defend, indemnify and hold harmless SRI and its officers, directors, employees, consultants and agents (collectively, "SRI Indemnified Entities") from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees (collectively, "Losses"), to which SRI Indemnified Entities may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of:
(a) the inaccuracy of any representation or the breach of any warranty made by Bioenvision in this Agreement; (b) any failure by Bioenvision to conduct its development and commercialization obligations arising hereunder in accordance with applicable laws; (c) any gross negligence or intentional wrongdoing by Bioenvision or its employees or agents in the performance of its obligations; or
(d) the development, manufacture, use, or sale of the Products by Bioenvision or its Affiliates; provided that such indemnity obligations shall not apply to the extent any such Losses result from (i) the gross negligence or intentional wrongdoing of SRI or its employees or agents, (ii) any breach of this Agreement by SRI or its employees or agents, or (iii) use of SRI Licensed IP as permitted under this Agreement.

             (b) SRI hereby agrees to defend, indemnify and hold harmless Bioenvision, its Affiliates and Sublicensees, and their officers, directors, employees, consultants and agents (collectively, "Bioenvision Indemnified Entities") from and against any and all Losses to which Bioenvision Indemnified Entities may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the inaccuracy of any representation or the breach of any warranty made by SRI in this Agreement; (b) any failure by SRI to conduct its obligations arising hereunder in accordance with applicable laws; (c) any gross negligence or intentional wrongdoing by SRI or its employees or agents in the performance of its obligations; (d) infringement or misappropriation of any Intellectual Property Rights of a Third Party solely based on Bioenvision's, its Affiliates', or its Sublicensees' use of the SRI Licensed IP as permitted under this Agreement; provided that such indemnity obligations shall not apply to the extent any such Losses result from (i) the gross

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Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.

negligence or intentional wrongdoing of Bioenvision or its employees or agents, or (ii) any breach of this Agreement by Bioenvision or its employees or agents.

         11.2 Control of Defense. In the event a party seeks indemnification under Section 11.1, it shall promptly notify the other party (the "Indemnifying Party") of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

         11.3 Insurance. Bioenvision will maintain, during the term of this Agreement, reasonable amounts of comprehensive general liability insurance, including product liability insurance, with reputable and financially secure insurance carriers to cover the activities of Bioenvision and its Affiliates. Such insurance will be written to cover claims incurred, discovered, manifested, or made during the term of this Agreement and during the period any Product is sold by Bioenvision or its Affiliates. Such insurance shall include SRI has an additionally insured. Upon SRI's request, Bioenvision shall furnish to SRI a certificate of insurance evidencing such coverage and periodically provide to SRI evidence that the coverage is still in effect.

12.      DISPUTE RESOLUTION

         12.1 Escalation. The parties shall attempt to resolve through good faith discussions any dispute which arises under this Agreement. Any dispute may, at the election of either party, be referred to the chief executive officers, or the equivalent, of each party. If they are unable to resolve the dispute, within thirty (30) days after delivery of written notice of the dispute from one party to the other, either party may seek to resolve it through mediation as provided in Section 12.2.

         12.2 Mediation. The parties agree that as a condition precedent to filing suit, they will submit any unresolved disputes to non-binding mediation, with the cost of such mediation to be borne equally by the parties. Either party may initiate the mediation by delivering a written request to the other party. The written request shall include the full names and business addresses of five
(5) proposed mediators who have no known conflict of interest. All proposed mediators shall be licensed attorneys who have served as a mediator on at least one prior occasion. Within fourteen (14) days after receiving the request for mediation and the list of proposed mediators, the recipient shall select the mediator from the five individuals proposed. The mediation shall take place in Jefferson County, Alabama, unless the parties mutually agree in writing upon another location. Unless the parties agree otherwise in writing, the mediation shall occur within sixty (60) days after delivery of the written request for mediation. If the non-initiating party refuses to select a mediator or submit the dispute to mediation within the time periods provided above, then the condition precedent established by this paragraph shall be deemed waived. The condition precedent established by this Section 12.2 shall not preclude either party from filing suit prior to mediation if such action is required to comply with any time limit established by applicable law (e.g. the statue of limitations for alien foreclosure action) or if the suit seeks emergency injunctive relief, provided that the party filing suit proceeds with the

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



mediation procedure provided herein promptly thereafter. The mediation shall be confidential. In any subsequent proceeding, including a civil action, neither party shall introduce as evidence, refer to, or otherwise use (directly or indirectly) any statements, responses, admissions, officer, actions, or proposals made in connection with the mediation, and the mediator shall be disqualified as a witness. All claims and disputes that are not resolved by negotiation or mediation as provided for above shall be submitted to a court of competent jurisdiction for resolution, as provided in Section 13.1.

13.      GENERAL PROVISIONS

         13.1 Governing Law and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Alabama, excluding its conflicts of laws principles. Any disputes under this Agreement shall be brought in the state courts located in Jefferson County, Alabama or federal courts located in the Northern District of Alabama. The parties submit to the personal jurisdiction of such courts for any such action, agree that such courts provide a convenient forum for any such action, and waive any objections or challenges to venue with respect to such courts.

         13.2 Relationship Between the Parties. The parties' relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

         13.3 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

         13.4 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent to an Affiliate or in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be null and void ab initio.

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



         13.5 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

         13.6 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earlier of: (a) the date of actual receipt; (b) if mailed, three (3) calendar days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

                           If to SRI, notices must be addressed to:
                           Southern Research Institute
                           2000 Ninth Avenue South
                           Birmingham, AL 35255-5305
                           Attention:  President
                           Telephone:  (205) 581-2000
                           Facsimile:  (205) 581-2568
                                    With a copy to:

                                    Gregory S. Curran
                                    Maynard, Cooper & Gale, P.C.
                                    1901 Sixth Avenue North
                                    2400 AmSouth/Harbert Plaza
                                    Birmingham, Alabama  35203
                                    Telephone:  (205) 254-1098
                                    Facsimile:  (205) 254-1999

                           If to Bioenvision, notices must be addressed to:
                                    Bioenvision, Inc.
                           345 Park Avenue
                           41st Floor
                           New York, NY 10154
                           Attention:  General Counsel
                           Telephone:  (212) 750-6700
                           Facsimile:  (212) 750-6777
                           With a copy to:

                           Christopher J. Denn
                           Goodwin Procter, LLP
                           53 State Street
                           Exchange Place
                           Boston, Massachusetts 02109
                           Telephone: (617) 570-8717



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



                           Facsimile: (617) 523-1231

         13.7 Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party's reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party's failure or delay in performance due to force majeure must be given to the other party within ten (10) calendar days after its occurrence. All due dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a party extend beyond a three
(3) month period, the other party may then terminate this Agreement by written notice to the non-performing party.

         13.8 Injunctive Remedy. The rights and remedies of the parties will be cumulative (and not alternative). Each party acknowledges and agrees that any actual or threatened violation of its intellectual property rights or obligation with respect to its Confidential Information by the other party will constitute immediate and irreparable harm to the providing party for which monetary damages would be an inadequate remedy and that injunctive relief is an appropriate remedy for such breach.

         13.9 Bankruptcy. The parties acknowledge and agree that this Agreement is a contract under which SRI is a licensor of intellectual property as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Bioenvision acknowledges that if SRI as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code (the "Bankruptcy Trustee"), rejects this Agreement, Bioenvision may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Bioenvision to SRI or the Bankruptcy Trustee, SRI or such Bankruptcy Trustee will not interfere with the rights of Bioenvision as provided in this Agreement.

         13.10 Recordation. To the extent the laws of any country within the Asian Territories require recordation of a license agreement for Bioenvision to perfect its rights under this Agreement, SRI agrees to cooperate with Bioenvision in preparing, executing, and filing a short form version of this Agreement.

         13.11    Interpretation.

             (a) Captions and Headings. The captions and headings of clauses contained in this Agreement preceding the text of the sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.



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



             (b) Singular and Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

             (c) Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

             (d) Including. All references to "including" shall mean "including, without limitation."

             (e) Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

         13.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

         13.13 Interpretation. By executing this Agreement, both parties acknowledge and accept that the final draft of this Agreement was reached by negotiation and initial consent and the Agreement shall be deemed drafted by both parties and shall not be interpreted against any one party.

         13.14 Entire Agreement; Modification. This Agreement is both a final expression of the parties' agreement and a complete and exclusive statement with respect to all of its terms. The Exhibit referred to in this Agreement is incorporated herein and made a part of this Agreement by this reference. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties have executed this LICENSE AGREEMENT as of the Effective Date.



SOUTHERN RESEARCH INSTITUTE              BIOENVISION, INC.

By:                                   By:
   -------------------------------       -----------------------------------


Name:                                 Name:
     -----------------------------         ---------------------------------


Title:                                Title:
      ----------------------------          --------------------------------


Date:                                 Date:
     -----------------------------         ---------------------------------



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



                                    EXHIBIT A
                                    ---------

                            Quarterly Royalty Report
                                  (by Country)


Reporting Period
                                                     ------------------------
Name of Country
                                                     ------------------------
Quantity Sold
                                                     ------------------------


Gross revenue:                                       $
                                                      -----------------------

Allowable Cost(1):
     Taxes, duties, tariffs
                                                     ------------------------
     Discounts, rebated, allowances
                                                     ------------------------
     Returns and bad debts
                                                     ------------------------
     Shipping and insurance
                                                     ------------------------
     Regulatory discounts
                                                     ------------------------
     Other (describe)
                                                     ------------------------


Net Sales Revenue:                                   $
                                                      -----------------------
Applicable Royalty Rate                                       %
                                                     ---------
Royalties Owed:                                      $
                                                      -----------------------


__________________________________
a) (1) To be supported by accompanying quarterly income statement.

                                    EXHIBIT B
                                    ---------

                            Sublicense Revenue Report



Date of Report
                                                     ------------------------

Date of Previous Report
                                                     ------------------------


Total Amount of Sublicense Revenue:                 $
    (itemized list to be attached, including         ------------------------
    revenue source)

Deductible Cost of Product:                         $
     (itemized cost with documentary                 ------------------------
     support to be attached)

Payment Amount:                                     $
                                                     ------------------------

                                    EXHIBIT C
                                    ---------

                                 Pending Patents


1. Japanese Patent Number [****]

2. Japanese Patent Number [****]

3. Japanese Patent Application Serial Number [****]

4. Korea Patent Application Serial Number [****]



                                       C-1